PROSPECTUS dated March 29, 1995Pricing              Supplement No. 34
PROSPECTUS SUPPLEMENT                               to Registration No. 33-57833
Dated March 29, 1995                                January 26,   1996
                                                    Rule 424(b)(3)


                         MORGAN STANLEY GROUP INC.
                       MEDIUM - TERM NOTES, SERIES C

Floating Rate Notes Due More Than 9 Months From Date of Issue

Principal Amount:              $75,000,000                  Annual Redemption Percentage
                                                            Reduction:                          N/A

Maturity Date:                 February 2, 1998             Interest Payment Dates:             The 2nd of February, May,
                                                                                                August and November,
                                                                                                commencing on May 2, 1996

Interest Rate Basis:           _____CD Rate                 Interest Reset Dates:               On each Tuesday, commencing
                                                                                                on February 6, 1996
                               _____Commercial Paper
                                         Rate               Interest Payment Period:            Quarterly
                               __X__Federal Funds Rate

                               _____LIBOR                   Interest Reset Period:              Weekly

                               _____Prime Rate

                               _____Treasury Rate           Interest Determination              Two Business Days prior to the
                                                            Dates:                              Interest Reset Date
                               _____Other
                                                            Settlement Date:                    February 2, 1996
                                                            (Original Issue Date)
Applicability of Modified
Banking Day Convention:        Yes
                                                            Ranking:                            Senior
Index Maturity:                1-Week
                                                            Calculation Agent:                  Chemical Bank
Spread:                        +0.23%
                                                            Book Entry Note or Certified:       Book Entry
Spread Multiplier:             N/A
                                                            Reporting Service:                  Telerate (page 122 under the
                                                                                                heading "Federal Funds")
Maximum Interest Rate:         N/A
                                                            Alternative Rate Event Spread:      N/A
Minimum Interest Rate:         N/A
                                                            Put/Call Date:                      N/A
Initial Repayment Date:        N/A
                                                            Put/Call Price:                     N/A
Initial Repayment
Percentage Reduction:          N/A                          Put/Call Modification:              N/A

Interest Accrual Date:         February 2, 1996             Initial Interest Reset Date:        February 6, 1996

Initial Interest Rate:         5.67%                        Initial Redemption Percentage:      N/A

Initial Redemption Date:       N/A


 Capitalized terms not defined above have the meanings given to such terms in the accompanying Prospectus Supplement.


                           MORGAN STANLEY & CO.
                               Incorporated